Exhibit 99.1

The following unaudited pro forma financial information is presented to illustrate the effect of Goodrich Petroleum Corporation’s (the “Company”) December 22, 2014 sale of non-core properties in the East Texas operating area (the “Disposition”) on its historical financial position and operating results. The unaudited pro forma balance sheet as of September 30, 2014 is based on the historical statements of the Company as of September 30, 2014 after giving effect to the Disposition as if it had occurred on September 30, 2014. The unaudited pro forma statements of operations for the nine months ended September 30, 2014 and the fiscal year ended December 31, 2013 are based on the historical financial statements of the Company for such periods after giving effect to the Disposition as if it had occurred on January 1, 2013. The unaudited pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes contained in the Company’s 2013 Annual Report on Form 10-K, filed on February 21, 2014, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed on November 6, 2014.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not represent what the actual results of operations or the financial position of the Company would have been had the Disposition occurred on the respective dates assumed, nor is it indicative of the Company’s future operating results or financial position. The pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

GOODRICH PETROLEUM CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2014

(In Thousands)

	As Reported	Adjustments		As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$2,215	$51,188	(1)	$53,403
Restricted cash	51,816	—		51,816
Fair value of oil and natural gas derivatives	7,669	—		7,669
Other current assets	32,565	(1,682	)(2)	30,883

Total current assets	94,265	49,506		143,771

Property and equipment
Total property and equipment	2,100,135	(681,556	)(3)	1,418,579
Less: Accumulated depletion, depreciation and amortization	(1,200,297)	606,064	(4)	(594,233)

Net property and equipment	899,838	(75,492)		824,346
Other assets:
Fair value of oil and natural gas derivatives	2,167	—		2,167
Other assets	15,939	—		15,939

Total other assets	18,106	—		18,106

TOTAL ASSETS	$1,012,209	$(25,986)		$986,223

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$205,821	$(3,175	)(5)	$202,646
Long-term debt	564,340	—		564,340
Accrued abandonment cost	21,972	(15,758	)(6)	6,214
Fair value of oil and natural gas derivatives	1,347	—		1,347
Other liabilities	4,142	—		4,142

TOTAL LIABILITIES	797,622	(18,933)		778,689

STOCKHOLDERS’ EQUITY:

Preferred stock: 10,000,000 shares $1.00 par value authorized:
Series B convertible preferred stock, issued and outstanding 2,250,000 shares	2,250	—		2,250
Series C cumulative preferred stock, issued and outstanding 4,400 shares	4	—		4
Series D cumulative preferred stock, issued and outstanding 5,200 shares	5	—		5
Common stock: $0.20 par value	8,887	—		8,887
Additional paid in capital	1,064,008	—		1,064,008
Accumulated deficit	(860,567)	(7,053	)(7)	(867,620)

Total stockholders’ equity	214,587	(7,053)		207,534

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,012,209	$(25,986)		$986,223

Notes:

(1)	To adjust cash for the estimated receipt of net proceeds from the sale of oil and gas properties.
(2)	To eliminate accrued revenue receivable, joint interest receivables and inventory.
(3)	To eliminate historical cost of assets sold.
(4)	To eliminate accumulated depletion, depreciation and amortization of assets sold.
(5)	To eliminate accrual for operating expenses and revenue suspense related to assets sold.
(6)	To eliminate non-current portion of asset retirement obligation related to assets sold.
(7)	Includes approximate $7.0 million loss from the sale of oil and gas properties.

GOODRICH PETROLEUM CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2014

(In Thousands, Except Per Share Amounts)

	As Reported	Adjustments		As Adjusted
TOTAL REVENUES	$159,996	$(17,926	)(1)	$142,070

OPERATING EXPENSES:
Lease operating expense	22,674	(6,323	)(1)	16,351
Production and other taxes	7,293	(331	)(1)	6,962
Transportation and processing	6,832	(2,536	)(1)	4,296
Depreciation, depletion and amortization	95,325	(13,913	)(2)	81,412
Exploration	5,564	3	(1)	5,567
Impairment	85,339	(85,339	)(1)	—
General and administrative	26,707	209	(3)	26,916
Other	3,357	—		3,357

	253,091	(108,230)		144,861

Operating loss	(93,095)	90,304		(2,791)

OTHER INCOME (EXPENSE):
Interest expense	(36,274)	—		(36,274)
Interest income and other	26	—		26
Gain on derivatives not designated as hedges	2,034	—		2,034

	(34,214)	—		(34,214)

Loss before income taxes	(127,309)	90,304		(37,005)
Income tax benefit	—	—		—

Net loss	$(127,309)	$90,304		$(37,005)
Preferred stock dividends	22,292	—		22,292

Loss applicable to common stock	$(149,601)	$90,304		$(59,297)

PER COMMON SHARE
Net loss applicable to common stock — basic	$(3.37)			$(1.34)
Net loss applicable to common stock — diluted	$(3.37)			$(1.34)
Weighted average common shares outstanding — basic	44,337			44,337
Weighted average common shares outstanding — diluted	44,337			44,337

Notes

(1)	To eliminate the revenues and direct operating expense for assets sold.
(2)	To adjust historical depletion expense associated with oil and gas properties as if the sale of assets had occurred on January 1, 2013.
(3)	To eliminate general and administrative production overhead credits.

GOODRICH PETROLEUM CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For Year Ended December 31, 2013

(In Thousands, Except Per Share Amounts)

	As Reported	Adjustments		As Adjusted
TOTAL REVENUES	$203,295	$(23,971	)(1)	$179,324

OPERATING EXPENSES:
Lease operating expense	27,293	(8,484	)(1)	18,809
Production and other taxes	9,812	(748	)(1)	9,064
Transportation	10,498	(4,056	)(1)	6,442
Depreciation, depletion and amortization	135,357	(23,126	)(2)	112,231
Exploration	22,774	(4	)(1)	22,770
General and administrative	34,069	276	(3)	34,345
Gain on sale of assets	(107)	—		(107)
Other	(91)	—		(91)

	239,605	(36,142)		203,463

Operating loss	(36,310)	12,171		(24,139)

OTHER INCOME (EXPENSE):
Interest expense	(51,187)	—		(51,187)
Interest income	101	—		101
Loss on derivatives not designated as hedges	(702)	—		(702)
Loss on extinguishment of debt	(7,088)	—		(7,088)

	(58,876)	—		(58,876)

Loss before income taxes	(95,186)	12,171		(83,015)
Income tax benefit	—	—		—

Net loss	$(95,186)	$12,171		$(83,015)

Preferred stock dividends	18,604	—		18,604

Net loss applicable to common stock	$(113,790)	$12,171		$(101,619)

PER COMMON SHARE

Net loss applicable to common stock — basic	$(2.99)			$(2.67)

Net loss applicable to common stock — diluted	$(2.99)			$(2.67)

Weighted average common shares outstanding — basic	38,098			38,098

Weighted average common shares outstanding — diluted	38,098			38,098

Notes

(1)	To eliminate the revenues and direct operating expense for assets sold.
(2)	To adjust historical depletion expense associated with oil and gas properties as if the sale of assets had occurred on January 1, 2013.
(3)	To eliminate general and administrative production overhead credits.

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